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                                                       [RESOURCES -- EXHIBIT 12]

                RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF RELIANT ENERGY, INCORPORATED)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                       1998          1997         1996          1995         1994
                                                   -----------   -----------   -----------   ----------   ----------

Income from Continuing Operations                  $    93,824   $    66,722   $    95,138   $   65,529   $   51,291

Income Taxes for Continuing Operations                 111,830        55,781        66,352       55,379       34,372

Non-Utility Interest Capitalized
                                                   -----------   -----------   -----------   ----------   ----------
                                                       205,654       122,503       161,490      120,908       85,663
                                                   -----------   -----------   -----------   ----------   ----------

Fixed Charges:

Interest                                               111,460       126,912       130,592      155,584      167,384

Amortization of Debt Discount and Expense                  509         3,086         3,582        3,483        3,312

Portion of Rents Considered to Represent an
Interest Factor                                          8,485         7,988        10,083       16,215       11,292
                                                   -----------   -----------   -----------   ----------   ----------

Total Fixed Charges                                    120,454       137,986       144,257      175,282      181,988
                                                   -----------   -----------   -----------   ----------   ----------

Earnings                                           $   326,108   $   260,489   $   305,747   $  296,190   $  267,651
                                                   ===========   ===========   ===========   ==========   ==========

Ratio of Earnings to Fixed Charges                        2.71          1.89          2.12         1.69         1.47
                                                   ===========   ===========   ===========   ==========   ==========



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